PRESS RELEASE

                            ADVANCE FINACIAL BANCORP
                      ANNOUNCES FIRST QUARTER 2004 EARNINGS


                                                           FOR IMMEDIATE RELEASE
                                                  Contact: Stephen M. Gagliardi,
                                                               President and CEO
                                                          Telephone 304-737-3531

Wellsburg,  WV (October 28, 2003 - Advance  Financial  Bancorp (Nasdaq  SmallCap
Market: AFBC) the parent holding company of Advance Financial Savings Bank, today reported net income for the quarter ended September 30, 2003 of $654,000 or $ .72 per diluted share comparable to $525,000 or $ .59 per diluted share, reported for the quarter ended September 30, 2002. Total assets increased $5.1 million to $327 million at September 30, 2003 from $321.9 million at June 30, 2003.

"We are extremely proud to deliver solid financial results in what continues to be challenging times for the economy in general," stated Stephen M. Gagliardi, President and Chief Executive Officer.

Advance Financial Savings Bank operates seven community-banking facilities that provide retail and commercial banking services primarily to individual customers and small businesses in the counties of Brooke, Ohio and Hancock, West Virginia and in the counties Jefferson and Belmont, Ohio.

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                            ADVANCE FINANCIAL BANCORP
                               FINANCIAL HIGHLIGHT
                                   (UNAUDITED)
                               SEPTEMBER 30, 2003



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                      INCOME STATEMENT
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                                          ----------------------------------
                                                  THREE MONTHS ENDED

                                                     SEPTEMBER 30
                                              2003                     2002
                                          ----------------------------------
                                                 (Dollars in thousands)
        --------------------------------------------------------------------
        Total interest income                4,384                    3,510
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        Total interest expense               1,894                    1,677
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        Net interest income                  2,490                    1,833
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        Provision for loan losses              321                       49
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        Net interest income after
          provision for loan losses          2,169                    1,784
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        Total noninterest income               506                      404
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        Total noninterest expense            1,694                    1,356
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        Income before income taxes             981                      832
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        Income taxes                           327                      307
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        Net Income                             654                      525
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        EARNINGS PER SHARE - NET INCOME

        Basic Earnings Per Share              0.73                     0.59
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        Diluted Earning per share             0.72                     0.59
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        Cash dividend declared                0.15                     0.12
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

                           ADVANCE FINANCIAL BANCORP
                               FINANCIAL HIGHLIGHT
                                   (UNAUDITED)
                               SEPTEMBER 30, 2003

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                       BALANCE SHEET
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                                          ----------------------------------
                                          SEPTEMBER 30             JUNE 30
                                             2003                   2003
                                          ----------------------------------
                                                 (Dollars in thousands)
                                          ----------------------------------

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        Investment Securities               51,631                   55,783
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        Loans                              254,783                  230,336
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        Alowance for loan losses             1,275                    1,096
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        Total Assets                       327,013                  321,901
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        Deposits                           265,195                  272,829
        --------------------------------------------------------------------
        Shareholder Equity                  20,540                   20,088
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                           RATIOS
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                                          ----------------------------------
                                                   THREE MONTHS ENDED

                                                      SEPTEMBER 30
                                             2003                     2002
                                          ----------------------------------

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        Return on Average Assets             0.81%                    0.97%
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        Return on Average Equity            12.80%                   11.36%
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        Net Interest Margin                  3.26%                    3.52%
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        Nonperforming loans to total loans   1.02%                    0.91%
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